UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 12, 2018, the Annual Meeting of Stockholders (the “Meeting”) of Santander Consumer USA Holdings Inc. (the “Company”) was held in Dallas, Texas. As of the close of business on April 16, 2018, the record date for the Meeting, there were 361,049,216 shares of the Company’s common stock outstanding, with each share entitled to one vote on each matter presented for consideration at the Meeting. The holders of 344,391,998 shares of the Company’s common stock were present in person, or represented by proxy, at the Meeting. At the Meeting, the Company’s stockholders voted on the matters set forth below.

Proposal 1 – Company Proposal – Election of Directors. The Company’s stockholders elected all 10 individuals nominated for election as directors, as set forth in the Company’s proxy statement, dated April 30, 2018, to serve on the Company’s Board of Directors until the Company’s 2019 Annual Meeting of Stockholders. The following table sets forth the vote of the stockholders at the Meeting with respect to the election of directors:

Nominee	For	Against	Withhold	Broker Non-Votes
Mahesh Aditya	301,083,123	0	31,430,742	11,878,133
José Doncel	301,054,459	0	31,459,406	11,878,133
Stephen A. Ferris	281,486,698	0	51,027,167	11,878,133
Victor Hill	301,054,468	0	31,459,397	11,878,133
Edith E. Holiday	325,871,620	0	6,642,245	11,878,133
Javier Maldonado	257,121,995	0	75,391,870	11,878,133
Robert McCarthy	281,531,558	0	50,982,307	11,878,133
William F. Muir	280,019,453	0	52,494,412	11,878,133
Scott Powell	288,117,191	0	44,396,674	11,878,133
William Rainer	328,427,816	0	4,086,049	11,878,133

Proposal 2 – Company Proposal – Ratification of Independent Accountants. The Company’s stockholders voted on and approved the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The following table sets forth the stockholders vote at the Meeting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
344,377,727	12,946	1,325	0

Proposal 3 – Company Proposal – Approval, on a non-binding, advisory basis named executive officer compensation. The Company’s stockholders voted on and approved, on a non-binding, advisory basis, the Company’s named executive officer compensation. The following table sets forth the stockholders vote at the Meeting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
329,004,022	3,461,214	48,629	11,878,133

Proposal 4 – Stockholder Proposal – Request for the preparation and approval of a report related to the monitoring and management of certain risks related to vehicle lending. The Company’s stockholders voted and did not approve the proposal by the AFL-CIO Reserve Fund requesting the preparation and approval of a report related the monitoring and management of racial discrimination in vehicle lending. The following table sets forth the stockholders vote at the Meeting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
42,500,686	286,956,392	3,056,787	11,878,133

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: June 14, 2018

	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer and Corporate Secretary